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                                                                      EXHIBIT 11



             STATEMENT RE COMPUTATION OF EARNINGS (LOSS) PER SHARE
                                (In thousands)



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
                                                                   Quarter Ended                            Two Quarters Ended
                                                      --------------------------------------          -----------------------------
                                                            July 14,                July 13,               July 14,        July 13,
                                                             1996                    1997                    1996            1997
                                                      --------------          --------------          -------------     -----------
Primary earnings per share:
Weighted average number of shares outstanding                 18,140                  33,080                 12,309          32,782
Incremental shares pursuant to Staff Accounting
   Bulletin No. 83...............................              2,230                   1,645                  1,952           2,078
                                                      --------------          --------------          -------------     -----------
Adjusted primary weighted average number of
   common and equivalent shares outstanding......             20,370                  34,725                 14,261          34,860
                                                      ==============          ==============          =============     ===========
Fully diluted earnings per share:
Weighted average number of shares outstanding....             18,140                  33,080                 12,309          32,782
Incremental shares pursuant to Staff Accounting
   Bulletin No. 83...............................              2,230                   1,645                  1,952           2,078
                                                      --------------          --------------          -------------     -----------

Adjusted fully diluted weighted average number
   of common and equivalent shares outstanding...             20,370                  34,725                 14,261          34,860
                                                      ==============          ==============          =============     ===========
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